UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 25, 2015 (February 25, 2015)

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	001-35624	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Ave SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2015, the Board of Trustees of Investors Real Estate Trust appointed Pamela J. Moret as a Trustee of the Company, effective immediately.  Ms. Moret's term of office on the Board of Trustees will continue until the Company's 2015 Annual Meeting of Shareholders and until her successor is elected and qualifies. Ms. Moret will serve on the Company's Audit Committee, Compensation Committee, and Investment Committee, and she will receive the standard compensation for Company trustees as previously disclosed in the Company's 2014 Proxy Statement, filed with the Securities and Exchange Commission on August 4, 2014. The Company has determined that neither Ms. Moret nor any of her immediate family members has had or proposes to have a direct or indirect transaction in which the Company is a participant that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

On February 25, 2015, the Company issued a press release to announce the above change to its Board.  The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.Financial Statements and Exhibits.

The following exhibit relating to Item 5.02 of this Current Report on Form 8-K is filed herewith:

Exhibit 99.1.Press Release dated February 25, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: February 25, 2015